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                                                                  EXHIBIT 3.1.14

                            ARTICLES OF INCORPORATION

                                       OF

                             COMPATIBLE MEMORY, INC.

                                 I.       NAME

         The name of the corporation is COMPATIBLE MEMORY, INC.

                               II.      PURPOSES

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                 III.     INITIAL AGENT FOR SERVICE OF PROCESS

         The name and address of the initial agent of the corporation for service of process is:

                                Glenn A. McCusker
                          30200 Avenida de las Banderas
                    Rancho Santa Margarita, California 92888

                     IV.      CLASSES AND NUMBER OF SHARES

         The corporation is authorized to issue only one class of shares of stock, which shall be designated "common stock", and the total number of shares which the corporation is authorized to issue is 7,500.

                           V.       CLOSE CORPORATION

         The corporation's issued shares of stock of all classes shall not be held of record by more then 35 persons. This corporation is a close corporation.

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         IN WITNESS WHEREOF, the undersigned, being the Incorporator of
COMPATIBLE MEMORY, INC., has executed these Articles of Incorporation on July 11, 1997.

                                             /s/ Daniel J. Padova
                                             -----------------------------------
                                             DANIEL J. PADOVA
                                             Incorporator

         The undersigned declares that he is the Incorporator who has executed these Articles of Incorporation and further declares that the instrument is the act and deed of the undersigned.

                                             /s/ Daniel J. Padova
                                             -----------------------------------
                                             DANIEL J. PADOVA
                                             Incorporator

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